Exhibit 10.1

AMENDMENT NO. 2 TO PREPAID FORWARD PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO PREPAID FORWARD PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of November 12, 2024, by and among Mars Acquisition Corp., a Cayman Island exempted company (the “SPAC”), ScanTech AI Systems Inc., a Delaware corporation and a wholly owned subsidiary of Mars (“Pubco”), ScanTech Identification Beam Systems, LLC, a Delaware limited liability company (the “Company” or “ScanTech”), and RiverNorth SPAC Arbitrage Fund, L.P., a Delaware limited partnership (the “Purchaser”) (collectively the “Parties”). Capitalized terms not otherwise defined in this Amendment shall have the meaning given to them in the FPA (as defined below).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to a Prepaid Forward Purchase Agreement, dated as of September 4, 2023 (the “FPA”) by and among the Parties;

WHEREAS, the Parties hereto have entered into an Amendment No. 1 to the FPA on September 30, 2024 (the “Amendment No.1”);

WHEREAS, pursuant to Section 6(a)(v) of the Amendment No.1, the FPA terminated automatically on November 16, 2024, which was the deadline to consummate the business combination under Amendment No. 4 to Business Combination Agreement;

WHEREAS, the parties desire to revive the FPA and to amend certain provisions therein;

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Amendments to the FPA. Section 6 (a)(v) of the FPA is hereby amended and restated in its entirety to provide as follows:

“automatically if the Business Combination is not consummated by December 23, 2024.”

Section 2.    Effectiveness of Amendment. Upon the execution and delivery hereof, the FPA shall thereupon be deemed to be revived and amended as hereinabove set forth as fully and with the same effect as if the amendments made hereby were originally set forth in the FPA, and this Amendment and the FPA shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the FPA.

Section 3.    General Provisions.

(a)     Miscellaneous. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Amendment may be executed and delivered by facsimile or PDF transmission.

(b)    FPA in Effect. Except as specifically provided for in this Amendment, the FPA shall remain unmodified and in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the date first written above.

The SPAC:

Mars Acquisition Corp.

By:	/s/ Karl Brenza
	Name:	Karl Brenza
	Title:	CEO and CFO

Pubco:

ScanTech AI Systems Inc.

By:	/s/ Karl Brenza
	Name:	Karl Brenza
	Title:	Director

RiverNorth SPAC Arbitrage Fund, L.P. By: RiverNorth SPAC Arbitrage GP, LLC, its General Partner By: RiverNorth Capital Management, LLC, its Managing Member

By:	/s/ Marc Collins
	Name:	Marc Collins
	Title:	General Counsel

The Company:

ScanTech Identification Beam Systems, LLC

By:	/s/ Dolan Falconer
	Name:	Dolan Falconer
	Title:	Chief Executive Officer and President

[Signature Page to Amendment to FPA]